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                                                                    EXHIBIT 10.1

                          EXECUTIVE SEVERANCE AGREEMENT

         THIS AGREEMENT is made and entered into as of the ____day of ______, 2001 by and between _______________________ (the "Executive") and PFSWEB, INC. (the "Company"), a corporation organized under the laws of Delaware.

                                   WITNESSETH

         WHEREAS, the Executive is presently employed as an officer of the Company; and

         WHEREAS, the Company and Executive desire to set forth the terms and conditions regarding the payment of severance to the Executive upon the termination of Executive's employment.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Board" means the Board of Directors of the Company.

                  "Qualifying Termination" means the termination by the Company of Executive's employment other than a Termination for Cause, but including termination by reason of the Executive's death or disability. The term "Qualifying Termination" shall not include the termination by Executive of his employment, unless such termination is within 30 days of the reduction by the Company of the Executive's annual base salary from its then current amount, other than a reduction which is part of, and proportionate with, a general reduction of annual base salaries of not less than three-quarters (in number) of the Company's officers.

                  "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets upon liquidation or dissolution.

                  "Termination for Cause" means the termination by the Company of Executive's employment as the result of:

                  (i) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness); or


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                  (ii) the willful engaging by Executive in illegal conduct
                  (including without limitation, conviction of a felony) or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates; or

                  (iii) any breach by Executive of the provisions of Sections 8 or 9 below.

         For purposes of this definition, no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company (or upon the instructions of the Company's chief executive officer or another senior officer of the Company other than the Executive) shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

                  "Years of Service" means the number of full calendar years in which Executive was employed by the Company or Daisytek International Corporation, or, in each case, any Subsidiary thereof as of the effective date of any Qualifying Termination; provided, however, that, for purposes of determining "Years of Service," employment for more than six consecutive months in any calendar year shall be deemed employment for such full calendar year.

         2. Severance and Status. (a) In the event of a Qualifying Termination, the Company shall pay to Executive the following amounts:

                  (i) within 15 days of the effective date of the Qualifying Termination, an amount equal to all annual base salary, bonus, expense reimbursement and other amounts which have accrued and are due and payable as of such date; and

                  (ii) a severance payment ("Severance Payment") equal to the following:

                           [(S + B) / 4] x Y

                           where:

                           S = Executive's then annual base salary as of the
                  effective date of the Qualifying Termination;

                           B = The bonus amount, if any, that, but for the
                  Qualifying Termination, Executive would have received for the fiscal year in which the effective date of the Qualifying Termination occurs (based upon Executive's targeted bonus amount and the Company's actual results for such fiscal year); and

                           Y = Executive's Years of Service, but not to exceed
                  4, unless Executive was designated as a Senior Partner, in which case Years of Service shall not exceed 8.



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            (b) The Severance Payment shall be reduced by (i) the amount of any loans, advances or other amounts then due and owing by Executive to the Company,
(ii) the amount of all wages, bonus and other cash compensation or remuneration received by the Executive for full-time services rendered to an employer or other person or entity during the Payment Period (as hereinafter defined) and
(iii) and shall be net of any and all required withholding and taxes. To the extent the Qualifying Termination arises from the disability of Executive, the Severance Payment shall be reduced by the amount of any disability insurance benefits payable to Executive.

            (c) The Severance Payment shall be payable in equal monthly installments during the Payment Period. The "Payment Period" shall equal the quotient obtained by dividing (i) Executive's Years of Service, but not to exceed 4 (unless Executive was designated as a Senior Partner, in which case Years of Service shall not exceed 8), by (ii) four.

            (d) In the event of a Qualifying Termination, Executive shall continue to be deemed an employee of the Company during the Payment Period for purposes of (i) receiving employee benefits as provided in Section 3 below, (ii) exercising Options as provided in Section 4 below and (iii) all other matters, rights and privileges in which Executive's status as an employee of the Company would entitle Executive to some benefit, right or privilege.

         3. Benefits. In the event of a Qualifying Termination, Executive (and Executive's dependents, as applicable) shall continue to be entitled to participate in all employee benefits (including automobile, medical and other benefits) provided to him prior to the Qualifying Termination, upon the same terms and conditions as in effect prior to the Qualifying Termination (including employee contributions), for the number of months (rounded up to whole months) equal to the quotient obtained by dividing (i) the product obtained by multiplying Executive's Years of Service, but not to exceed 4 (unless Executive was designated as a Senior Partner, in which case Years of Service shall not exceed 8), by 3, by (ii) 12 (hereinafter, the "Benefit Period"), subject, however, to any changes or modifications (whether additions or reductions) to such benefits as the Company shall establish during such Benefit Period and which apply to all officers generally; provided, that, if Executive cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Executive becomes reemployed with another employer and becomes eligible to receive employee benefits from such employer, the employee benefits described herein shall be secondary to such benefits during the period of Executive's eligibility, but only to the extent that the Company reimburses Executive for any increased cost and provides any additional benefits necessary to give Executive the benefits provided hereunder.

         4. Options. In the event of a Qualifying Termination, all options ("Options") to purchase shares of the Company's common stock then held by Executive shall, to the extent not vested, accelerate and immediately vest and shall continue to be exercisable, notwithstanding such Qualifying Termination, for the full stated term thereof.



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         5. Termination of Employment. This Agreement does not constitute an employment agreement, and the Company shall have the right to terminate Executive's employment at any time, with or without Cause; provided, however, that:

                  (a) in the event of a Qualifying Termination, the Company shall pay to Executive the Severance Payment and other benefits provided hereunder; and

                  (b) in the event of a Termination for Cause, the Company shall have no other liability or obligation to Executive hereunder except to pay to Executive, within 15 days of the effective date of the Termination for Cause, all annual base salary, bonus, expense reimbursement and other amounts which have accrued and are due and payable as of such date, reduced by the amount of any loans, advances or other amounts then due and owing by Executive to the Company and net of any and all required withholding and taxes.

         For purposes of this Agreement, "Cause" shall not exist unless and until (i) the Company has delivered to Executive a copy of a resolution duly adopted by a majority of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event constituting Cause has occurred and specifying the particulars thereof in detail, and (ii) Executive has had a reasonable opportunity (of not less than 90 days) to cure or correct, to the reasonable satisfaction of a majority of the Board (excluding Executive if Executive is a Board member) the event constituting Cause as determined in accordance with the immediately preceding clause (i). The Company must notify Executive of any event constituting Cause within 90 days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

         6. Dispute; Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving a Qualifying Termination or involving the failure or refusal of the Company to pay any amount arising in connection with such Qualifying Termination, the Company shall (i) pay interest on the unpaid portion of the Severance Payment, at a fluctuating annual rate of interest equal to the prime rate of Chase Bank of Texas plus two percent (2%) from the effective date of the Qualifying Termination until paid in full and (ii) reimburse Executive, on a current basis, for all reasonable legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute; provided, however, Executive shall be required to repay any such amounts to the Company to the extent that a court or arbitrator issues a final order from which no appeal can be taken, or with respect to which the time period to appeal has expired, setting forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith.

         7. No Mitigation; Coordination with Change in Control Benefits.

            (a) In the event of any Qualifying Termination, Executive shall be under no obligation to seek other employment; provided, however, that in the event Executive does obtain




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other employment, the offset provisions set forth in Section 2(b)(ii) in respect of any remuneration attributable to any subsequent employment shall apply.

            (b) To the extent Executive and the Company have executed and delivered that certain "Change in Control Severance Agreement" (the "COC Severance Agreement"), then, notwithstanding anything contained herein, in the event that (i) Executive's employment shall be terminated under circumstances which constitute a "Qualifying Termination" during the "Termination Period" (as such terms are defined in the COC Severance Agreement), and (ii) Executive shall have fully received, or provision has been made for payment in full of, all of the payments and benefits to which he may be entitled under the terms of the COC Severance Agreement, then, in such event, the provisions of this Agreement shall not apply and neither party shall have any liability or obligation hereunder.

         8. Confidentiality. Without limitation of any other agreement of
Executive:

            (a) Confidential Information. Executive acknowledges the Company's exclusive ownership of all information useful in the business of the Company, its subsidiaries and its affiliates (including its dealings with suppliers, customers and other third parties, whether or not a legal "trade secret"), which at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted by the Company, and which has been or is from time to time disclosed to, discovered by, or otherwise known by the Executive as a consequence of his employment by the Company (including information conceived, discovered or developed by the Executive during his employment with the Company) (collectively, "Confidential Information"). Confidential Information includes, but is not limited to, the following especially sensitive types of information:

                           (i) the identity, purchase and payment patterns of,
                  and special relations with, the Company's customers;

                           (ii) the Company's business development and marketing
                  plans;

                           (iii) the identity, net prices and credit terms of,
                  and special relations with, the Company's suppliers; and

                           (iv) the Company's finances, except to the extent
                  publicly disclosed.

                  (b) Proprietary Materials. The term "Proprietary Materials" shall mean all business records, documents, drawings, writings, software, programs and other tangible things which were or are created or received by or for the Company in furtherance of its business, including, but not limited to, those which contain Confidential Information. For example, Proprietary Materials include the following especially sensitive types of materials: applications software, the data bases of Confidential Information maintained in connection with such software, and printouts generated from such data bases; market studies and strategic plans; customer, supplier and employee lists; contracts and correspondence with customers and suppliers; documents evidencing transactions with customers and suppliers; sales calls reports, appointment



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books, calendars, expense statements and the like, reflecting conversations with any company, customer or supplier; and purchasing, sales and policy manuals. Proprietary Materials also include any such things that are created by Executive or with Executive's assistance and all notes, memoranda and the like prepared using the Proprietary Materials and/or Confidential Information.

                  (c) Acknowledgements By Executive. While some of the information contained in Proprietary Materials may have been known to the Executive prior to employment with the Company, or may now or in the future be in the public domain, the Executive acknowledges that the compilation of that information contained in the Proprietary Materials has or will cost the Company a great effort and expense, and affords persons to whom Proprietary Materials are disclosed, including the Executive, a competitive advantage over persons who do not know the information or have the compilation of the Proprietary Materials. The Executive further acknowledges that Confidential Information and Proprietary Materials include commercially valuable trade secrets and become the Company's exclusive property when they are conceived, created or received. The Executive shall report to the Company promptly, orally (or, at the Company's request, in writing) all discoveries, inventions and improvements, whether or not patentable, and which either (i) relate to or arise out of any part of the Company's business in which the Executive participates, or (ii) incorporate or make use of Confidential Information or Proprietary Materials (all items referred to in this Section 15 being sometimes collectively referred to herein as the "Intellectual Property"). All Intellectual Property shall be deemed Confidential Information of the Company, and any writing or other tangible things describing, referring to, or containing Intellectual Property shall be deemed the Company's Proprietary Materials. At the request of the Company, at any time, the Executive (or after the Executive's death, the Executive's personal representative) shall, at the expense of the Company, make, execute and deliver all papers, assignments, conveyances, installments or other documents, and perform or cause to be performed such other lawful acts, and give such testimony, as the Company deems necessary or desirable to protect the Company's ownership rights and Intellectual Property.

                  (d) Confidentiality Duties of Executive. Executive shall, except as may be required by law, at all times while employed by the Company and during the two-year period following any termination of Executive's employment:

                           (i) comply with all of the Company's reasonable
                  instructions (whether oral or written) for preserving the confidentiality of Confidential Information and Proprietary Materials;

                           (ii) use Confidential Information and Proprietary
                  Materials only in furtherance of the Company's business;

                           (iii) exercise appropriate care to advise other
                  employees of the Company (and, as appropriate, subcontractors) of the sensitive nature of Confidential Information and Proprietary Materials prior to their disclosure, and to disclose the same only on a need-to-know basis;



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                           (iv) not copy all or any part of Proprietary
                  Materials, other than in the course of carrying out the Executive's duties and responsibilities for the Company;

                           (v) not sell, give, loan or otherwise transfer any
                  copy of all or any part of Proprietary Materials to any person who is not an employee of the Company, other than in the course of carrying out the Executive's duties and responsibilities for the Company; and

                           (vi) not publish, lecture on or otherwise disclose to
                  any person who is not an employee of the Company, other than in the course of carrying out the Executive's duties and responsibilities for the Company, all or any part of Confidential Information or Proprietary Materials; and not use all or any part of any Confidential Information or Proprietary Materials for the benefit of any third party without the Company's written consent.

                  (e) Return Of Company Property. Promptly following the termination of Executive's employment, the Executive (or in the event of death, the Executive's personal representative) shall promptly surrender to the Company the original and all copies of Proprietary Materials (including all notes, memoranda and the like concerning or derived therefrom), whether prepared by the Executive or others, which are then in the Executive's possession or control. Records of payments made by the Company to or for the benefit of the Executive, the Executive's copy of this Agreement, his rolodexes, personal diaries, personal mementos, personal effects shall not be deemed Proprietary Materials for purposes of this paragraph (e), and other such things, lawfully possessed by the Executive which relate solely to taxes payable by the Executive, employee benefits due to the Executive or the terms of the Executive's employment with the Company, shall also not be deemed Proprietary Materials for purposes of this paragraph.

         9. Restrictive Covenant. Without limitation of any other agreement of Executive, and in order to protect the valid business interests of the Company, and in consideration of the Severance Payment and other benefits provided hereunder, Executive covenants and agrees as follows:

                  (a) For so long as Executive is employed by the Company and during the longer of the Benefit Period or the one year period following the termination of Executive's employment (herein, the "Restricted Period"):

                           (i) Executive will not, whether directly or
                  indirectly, and whether on his own behalf or as an employee, officer, director, consultant, advisor, agent, representative, shareholder, partner, independent contractor or in any capacity on behalf of any sole proprietorship, corporation, partnership, joint venture, person or other entity which in any way competes with the Company or its business, solicit or attempt to solicit any client or customer of the Company or any person or entity which at any time during the six months prior to the termination of Executive's employment was then a prospective client or customer of the Company;



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                           (ii) Executive will not attempt in any manner to
                  persuade any of the customers of the Company to cease doing business or reduce the amount of business which any of such customers has done or may contemplate doing with the Company; and

                           (iii) Executive will not, whether directly or
                  indirectly, and whether on his own behalf or as an employee, officer, director, consultant, advisor, agent, representative, shareholder, partner, independent contractor or in any capacity on behalf of any sole proprietorship, corporation, partnership, joint venture, person or other entity, employ any person who at any time during the Restricted Period is or was an employee of the Company.

                  (b) Executive acknowledges that his position with the Company requires the performance of services which are, and will be, special, unique and extraordinary and such position places him, and will place him, in a position of confidence and trust with the customers of the Company, and accordingly that the restrictive covenants set forth above are necessary in order to protect and maintain the legitimate business interests of the Company. The Executive further acknowledges that the location of the Company's customers and business extends beyond the geographic area of the Company's principal office or state of incorporation and it is reasonable that the restrictive covenants set forth above are not limited by any specific geographic area.

                  (c) Executive acknowledges that the remedy at law for any breach of the confidentiality provisions of this Agreement or this restrictive covenant by him will be inadequate and that, accordingly, the Company shall, in addition to all other available remedies (including without limitation seeking damages and an accounting for lost profits), be entitled to injunctive relief.

                  (d) Executive acknowledges that the restrictions imposed herein are fair and reasonable and are required for the protection of the Company and are given as an inducement to the Company to enter into this Agreement and are an integral part of the transactions contemplated herein. The Executive further acknowledges that he has the means, skills and ability to earn a livelihood without violation of the terms of this restrictive covenant. If any of the covenants contained in this Agreement, or any part hereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in this Agreement, or any part hereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, said provision shall then be enforceable.

                  (e) The parties agree that in the event that the courts of any one or more of any state having jurisdiction shall hold the above covenants wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in




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such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

         10.       Successors; Binding Agreement.

                  (a) Subject to the provisions of Section 7(b) above, this Agreement shall not be terminated by any the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a "Business Combination"), and in any such event, the provisions of this Agreement shall be binding upon the surviving entity thereof, and such Surviving Corporation shall be treated as the Company hereunder.

                  (b) Subject to the provisions of Section 7(b) above, the Company agrees that in connection with any Business Combination, it will cause any successor entity to the Company to unconditionally assume (and for any parent corporation in such Business Combination to guarantee), by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption and guarantee at least three days prior to the effectiveness of any such Business Combination (the "Assumption Date") shall be a breach of this Agreement and shall, effective as of the Assumption Date, entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder by reason of a Qualifying Termination.

                  (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

         11. Notice. For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

         If to the Executive: to the most recent address of such Executive on the books and records of the Company; and

         If to the Company: PFSweb, Inc., 500 North Central Expressway, Plano, TX 75074;

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.



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         12. Full Settlement. The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be in full settlement of all claims and potential claims by Executive against the Company and its officers, directors, employees, agents and representatives in respect of the termination of Executive's employment or any other matter relating to Executive's employment by the Company. The Company's obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Executive or others. Subject to the provisions of Section 7(b) above, the terms and provisions of this Agreement are in addition to, and not in lieu of, the terms and provisions of the COC Severance Agreement, if any, between the Company and Executive.

         13. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any Subsidiary.

         14. Survival. The respective obligations and benefits afforded to the Company and Executive shall survive any termination of Executive's employment or the termination of this Agreement.

         15. GOVERNING LAW; VALIDITY. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, OF SUCH PRINCIPLES OF ANY OTHER JURISDICTION WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         17. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement (and, as applicable, the COC Severance



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Agreement) constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         18. Resolution of Disputes. Any disputes arising under or in connection with this Agreement may, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in Dallas, Texas, in accordance with the rules and procedures of the American Arbitration Association. If arbitration is elected, the Executive and the Company shall mutually select the arbitrator. If the Executive and the Company cannot agree on the selection of an arbitrator, each party shall select an arbitrator and the two arbitrators shall select a third arbitrator who shall resolve the dispute. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration shall be borne by the Company. The foregoing shall not restrict the ability of any party to seek injunctive or equitable relief in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement as of the day and year first above written.


                                      PFSWEB, INC.



                                      By:
                                         --------------------------------
                                      Its:
                                          -------------------------------


                                      EXECUTIVE:


                                      -----------------------------------
                                      Name:


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